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                                                                     Exhibit  11

        STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS - UNAUDITED

 The Company reports net income (loss) per share data on primary and fully diluted bases. Primary net income (loss) per share is based upon the weighted average number of outstanding common shares and common equivalent shares from stock options. Fully diluted net income (loss) per share is based upon (a) the weighted average number of outstanding common shares and common equivalent shares from stock options and adjusted for the assumed conversion of the 7% convertible subordinated debentures and (b) net income (loss) increased by the expenses on the debentures. Computations of net income (loss) per share on the primary and fully diluted bases for the second quarter and first half of 1994 and 1993 were:


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PRIMARY NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE
- - ------------------------------------------------------------------------------------------------------------------------------
                                                                               THE QUARTER ENDED       THE YEAR-TO-DATE ENDED
                                                                               JULY 3,       JUNE 30,   JULY 3,        JUNE 30,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                                            1994          1993       1994           1993
- - ------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations                                              $ (4,422)    $ (2,303)    $ (9,446)     $ (5,429)
Loss from discontinued operations                                                   -         (186)           -          (364)
Cumulative effect of change in accounting for income taxes                          -            -            -         4,500
- - ------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                            $ (4,422)    $ (2,489)    $ (9,446)     $ (1,293)
- - ------------------------------------------------------------------------------------------------------------------------------
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Weighted average common shares outstanding                                      7,310        7,338        7,310         7,325
Weighted average common equivalent shares from stock options                        -            -            -             -
- - ------------------------------------------------------------------------------------------------------------------------------
- - ------------------------------------------------------------------------------------------------------------------------------
Weighted average common shares and equivalent shares                            7,310        7,338        7,310        7,325
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Primary net income (loss) per share and equivalent share from (1):
    Continuing operations                                                     $ (0.60)     $ (0.31)     $ (1.29)      $ (0.74)
    Discontinued operations                                                         -        (0.03)           -         (0.05)
    Cumulative effect of change in accounting for income taxes                      -            -            -          0.61
- - ------------------------------------------------------------------------------------------------------------------------------
Primary net income (loss) per share and equivalent share(1)                   $ (0.60)     $ (0.34)     $ (1.29)     $ (0.18)
- - ------------------------------------------------------------------------------------------------------------------------------
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FULLY DILUTED NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE
- - ------------------------------------------------------------------------------------------------------------------------------
Loss from continuing operations                                              $ (4,422)    $ (2,303)    $ (9,446)     $ (5,429)
Loss from discontinued operations                                                   -         (186)           -          (364)
Cumulative effect of change in accounting for income taxes                          -            -            -         4,500
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Net income (loss)                                                            $ (4,422)    $ (2,489)    $ (9,446)     $ (1,293)
Debenture interest and issuance costs                                             303          302          604           601
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Adjusted net income (loss)                                                   $ (4,119)    $ (2,187)    $ (8,842)      $  (692)
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Weighted average common shares outstanding                                      7,310        7,338        7,310         7,325
Weighted average common equivalent shares
    Stock options                                                                   -            -            -             -
    7% convertible debentures                                                     804          804          804           804
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Weighted average common shares and equivalent shares                            8,114        8,142        8,114        8,129
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Fully diluted net income (loss) per share and equivalent share from (1):
    Continuing operations                                                     $ (0.60)     $ (0.31)     $ (1.29)      $ (0.74)
    Discontinued operations                                                         -        (0.03)           -         (0.05)
    Cumulative effect of change in accounting for income taxes                      -            -            -          0.61
- - ------------------------------------------------------------------------------------------------------------------------------
Fully diluted net income (loss) per share and equivalent share(1)             $ (0.60)     $ (0.34)     $ (1.29)     $ (0.18)
- - ------------------------------------------------------------------------------------------------------------------------------
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

(1) For the second quarter and first half of 1994 and 1993, the primary and fully diluted net income (loss) per share were the same because the fully diluted computation was antidilutive.

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